Exhibit 10.04

FIFTH AMENDMENT TO LEASE AGREEMENT

This FIFTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is executed and entered into effective as of July 22, 2013, by and between ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 10, LLC, ARI - IBP 11, LLC, and ARI - IBP 12, LLC, each a Delaware limited liability company ("Landlord"), acting by and through Billingsley Property Services, Inc., as agent for Landlord, and REACH LOCAL, INC., a Delaware corporation ("Tenant").

WITNESSTH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated February 2, 2010 (the "Original Lease"), with respect to certain office space more particularly described therein (the "Original Premises") known as Suite 1200 of the office building (the "Building") whose street address is 6504 International Parkway, Plano, Texas 75093;

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated June 7, 2010 (the "First Amendment") wherein the Tenant expanded its leased premises to include Suite 1000 of the Building, consisting of approximately 10,820 square feet of rentable area (the "First Expansion Premises"), thereby bringing the Total Rentable Square Feet in the Premises to 18,114;

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated March 23, 2011 (the "Second Amendment";) wherein the Tenant expanded its leased premises to include Suite 2100 of the Building, consisting of approximately 16,284 square feet of rentable area (the "Second Expansion Premises"; the Original Premises, the First Expansion Premises and the Second Expansion Premises are collectively referred to herein as the "Premises"), thereby bringing the Total Rentable Square Feet in the Premises to 34,398; and

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated August 31, 2011 (the "Third Amendment" the Original Lease, as amended by the First Amendment, by the Second Amendment, and by the Third Amendment is referred to herein as the "Lease") to further expand the Premises wherein the Tenant expanded its leased premises to include Suite 1300 of the Building, consisting of approximately 8,907 square feet of rentable area (the "Third Expansion Premises"; the Original Premises, the First Expansion Premises, the Second Expansion Premises and Third Expansion Premises are collectively referred to herein as the "Premises"), thereby bringing the Total Rentable Square Feet in the Premises to 43,305; and

WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease dated November 27, 2012 (the "Fourth Amendment" the Original Lease, as amended by the First Amendment, by the Second Amendment, by the Third Amendment, and by the Fourth Amendment referred to herein as the "Lease") to extend the Lease through July 31, 2014; and

WHEREAS, Landlord and Tenant entered into that certain Consolidated Amendment to Lease Agreements dated June 17, 2013 (the “Consolidated Amendment" the Original Lease, as amended by the First Amendment, by the Second Amendment, by the Third Amendment, by the Fourth Amendment and by the Consolidated Amendment is referred to herein as the "Lease") to extend the Lease through October 31, 2014; and

FIFTH AMENDMENT TO LEASE AGREEMENTS

WHEREAS, Landlord and Tenant now desire to amend the Lease subject to the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1.     Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in the Lease.

1.     Expansion Premises. Commencing on the Fourth Expansion Date (defined below), the Premises shall be automatically expanded to include approximately 9,372 square feet of rentable area known as Suite 1050 of the Building, as shown on Exhibit A attached hereto and made a part hereof (the "Fourth Expansion Premises"). As of the Fourth Expansion Date, the Total Rentable Square Feet in the Premises shall be approximately 52,677 rentable square feet. The Fourth Expansion Premises shall be added to and become part of the Premises on the Fourth Expansion Date for all purposes of the Lease without any further action on behalf of Landlord or Tenant and shall be subject to all of the terms and conditions of the Lease applicable to the Premises, including, without limitation, Tenant's obligation to pay Basic Rental, Tenant's share of Electrical Costs, Excess (if any), and all other sums that Tenant may owe to Landlord in accordance with the Lease, subject to the modifications contained in this Fifth Amendment.

2.     Fourth Expansion Date. As used herein, the term "Fourth Expansion Date" means the date on which Landlord delivers possession of the Fourth Expansion Premises to Tenant which shall be targeted for August 1, 2013 provided, that if Landlord is unable to deliver possession of the Premises to Tenant by such date, then Tenant shall accept possession of the Premises on the date Landlord tenders possession thereof to Tenant.

3.     Lease Term for the Fourth Expansion Premises. The lease term for the Fourth Expansion Premises shall commence upon the Fourth Expansion Date and shall expire as to the Fourth Expansion Premises on the date upon which the Lease expires as to the Original Premises (October 31, 2014).

4.     Condition of the Fourth Expansion Premises. Landlord is tendering possession and Tenant accepts the Premises as of the date of this Amendment, in an "AS-IS", "WHERE-IS", condition "WITH ALL FAULTS", without recourse to Landlord; ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE PREMISES. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. Tenant may keep and use all furniture, fixtures, equipment and cabling remaining in the suite upon tender of possession.

FIFTH AMENDMENT TO LEASE AGREEMENTS

5.     Basic Rental. Basic Rental for the Premises for the Extension Term shall be as follows:

TIME PERIOD:	ANNUAL BASIC RENTAL RATE PER RENTABLE SQUARE FOOT:	MONTHLY BASIC RENTAL (FOURTH EXPANSION PREMISES):
Fourth Expansion Date – October 31, 2014	$25.00	$19,525.00

6.     Tenant's Proportionate Share. As of the Fourth Expansion Date, the Tenant's Proportionate Share shall be 49.936%.

7.     Operating Expenses. The Expense Stop shall be separately calculated for the Fourth Expansion Premises, based upon 2013 actual Basic Costs per Rentable Square Foot in the Building.

8.     Parking. Tenant shall be provided thirty-seven (37) unreserved spaces.

9.     Surrender of Premises. Tenant upon surrender of the Premises shall be required to remove any above ceiling telecommunication wiring.

10.     Brokerage Commissions. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the Amendment, other than Studley, Inc. and Peloton Commercial Real Estate (which Landlord shall compensate pursuant to separate written agreements between Landlord and such Brokers). Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

11.     Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

12.     Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

13.     Counterparts. This Amendment may be executed in multiple counterparts and may be distributed and exchanged by electronic facsimile or PDF file, each of which shall constitute an original, but all of which shall constitute one document.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

FIFTH AMENDMENT TO LEASE AGREEMENTS

Executed as of the date first written above.

LANDLORD:

ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 10, LLC, ARI - IBP 11, LLC, ARI - IBP 12, LLC, each a Delaware limited liability company

By:	Billingsley Property Services, Inc., a Texas corporation as Agent

	By:	/s/ Kenneth D. Mabry
	Name:	Kenneth D. Mabry
	Title:	Senior Vice President

TENANT:

REACH LOCAL, INC.,
a Delaware corporation

By:	/s/ Ross G. Landsbaum
Name:	Ross G. Landsbaum
Title:	CFO

FIFTH AMENDMENT TO LEASE AGREEMENT
Signature Page

EXHIBIT A

OUTLINE OF PREMISES

EXHIBIT A, Outline of the Premises